Exhibit (c)(5)

- Preliminary Working Draft— Project Apex Presentation to the Special Committee February 2, 2024 Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft -

Disclaimer

This presentation has been prepared by Centerview Partners LLC ("Centerview") for use solely by the Special Committee of the Board of Directors of Atlas *("Atlas" or the "Company")* in connection with its evaluation of a proposed transaction and for no other purpose. The information contained herein is based upon information supplied by or on behalf of Atlas and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by Atlas. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Atlas or any other entity, or concerning the solvency or fair value of Atlas or any other entity. With respect to financial forecasts, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Atlas as to the future financial performance of Atlas, and at your direction Centerview has relied upon such forecasts, as provided by Atlas' management, with respect to Atlas. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials.

The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview's analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview's view of the actual value of Atlas.

These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Special Committee of the Board of Directors of Atlas (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Atlas or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview.

CENTERVIEW PARTNERS 1
Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft -

Executive Summary

- On January 26th, Teton submitted a Proposal (the "Proposal") to acquire for cash all common shares that it does not currently own (~42mm)(1) for $9.00 per share
  - Proposal represented a ~22% premium to the closing price as of January 26th, 2024 (close prior to Proposal) and a ~33% premium to the 90-Day VWAP(2)
- Today's meeting will review:

A Terms of the Proposal

B Update on current market dynamics

C Preliminary perspectives on value

D Timing and next steps

Source: FactSet as of January 31, 2024.
(1) Includes impact of options exercise at $9 per share and RSUs.
(2) Reflects 90-Day VWAP as of January 31, 2024.

CENTERVIEW PARTNERS 2

Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft— Topics For Today’s Discussion Overview of Teton’s 1/26 Proposal B Market Update Preliminary Perspectives on Value Perspectives on Timing and Next Steps 3 Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft -

A Overview of Teton's 1/26 Proposal

Overview Of Teton's 1/26/24 Proposal and Sources & Uses Provided

Headline Price

- Proposal to acquire all outstanding common shares not owned by Teton
- Purchase price of $9.00 per share in cash
  - Represents a ~22% premium to the closing price as of January 26th, 2024 (closing price prior to the Proposal)
  - Implied equity value of ~$1.3bn(1)
  - Implied enterprise value of ~$2.3bn(1)
  - Represents ~8.5x '24E EBITDA(2)
- No financing contingency (equity backstop) as confirmed orally with Teton

Sources (3)	
Rollover Current Net Debt	$1,080
Revolver	175
AR Securitization Facility	140
New Investor Equity	81
Rollover Equity	908
Teton & Co-Investors	*866*
FSAC Sponsor	*18*
Unvested Management Equity	*24*
Total Sources	**$2,383**

Uses (3)	
Rollover Current Net Debt	$1,080
Purchase of Equity	1,259
Fees & Expenses	45
Total Uses	**$2,383**

Source: Public filings and Teton Proposal as of January 26, 2024.
Note: Debt, non-controlling interest and cash as of December 31, 2023. Diluted shares outstanding as of December 31, 2023.
(1) Includes impact of option exercise at $9 / share and RSUs.
(2) Multiples based on consensus estimates.
(3) Sources & Uses per Teton's 1/26 Proposal.

CENTERVIEW PARTNERS 4

Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft— B Market Update Atlas Outlook: Today Vs. November 2023  Project Apex Current (11/3/23)(1) (1/31/24) â^† Atlas $6.01 $7.09 +18% Share Price Atlas Median $10.50 $9.00 (14%) Broker PT S&P 500 $4,358 $4,846 +11% BB U.S. High Yield 7.44% 6.19% (125bps) Index Yield 20-Year U.S. 4.93% 4.34% (59bps) Treasury Rate Peer Median 8.5x 8.6x +0.1x EV / NTM EBITDA ’24-28E ’24-28E ’24-28E ‘24E ‘25E CAGR ‘24E ‘25E CAGR ‘24E ‘25E CAGR Cons. Revenue $1.2bn $1.3bn $1.2bn $1.3bn ($7mm) ($15mm) – – – % Growth 6% 6% 5% 6% (109bps) (68bps) Cons. Adj. EBITDA $276mm $301mm – $274mm $287mm – ($1mm) ($14mm) –% Growth 5% 9% 4% 5% (53bps) (456bps)  Mgmt. Revenue $1.2bn $1.3bn $1.2bn $1.3bn ($6mm) ($5mm) 6% 6% +6bps % Growth 3% 5% 3% 5% +0bps +8bps  Mgmt. Adj. EBITDA $273mm $298mm $269mm $293mm ($4mm) ($5mm) 8% 9% +9bps % Growth 1% 9% 1% 9% (42bps) +11bps  5 Source: Atlas Management Plan shared on January 31,2024, Wall Street research and FactSet as of January 31, 2024. Privileged & Confidential | Prepared at the Request of Counsel (1) Reflects Atlas closing price as of November 3, 2023 (close prior to end of negotiations).

- Preliminary Working Draft— B Market Update Macro Indicators Mixed Amid Complex Economic Backdrop U.S. 20-Year Treasury Yield M&A Volume ($tn) IPO Volume ($bn) 6.0% Down (60)bps since Project Apex (1) $2.6 $460 5.0% 4.3% 4.0% $1.8 $1.6 $271 3.0% $1.4 3.0% $1.3 $208 $184 2.0% $123 1.0% 0.0% Jan-19 Jan-20 Jan-21 Jan-22 Jan-23 Jan-24 2019 2020 2021 2022 2023 2019 2020 2021 2022 2023 U.S. Inflation Rate ’24E Real GDP Growth by Geography (YoY Change in CPI) 5.0% 4.7% 8.7% 8.0% 8.3% 7.1% Economic Forecast 5.8% 4.0% 3.5% 3.3% 1.4% 2.9% 2.8% 1.3% 1.3% 2.5% 2.5% 2.3% 2.3% 0.6% United States Eurozone China Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2022 2023 2024 2025 Current Outlook 1 Year Ago Outlook 6 Source: Bloomberg, FactSet, World Bank, Federal Reserve Economic Data, and Wall street research as of January 2024. (1) As of November 3, 2023 (prior to end of negotiations). Privileged & Confidential | Prepared at the Request of Counsel

C Preliminary Perspectives on Value

- Preliminary Working Draft -

Atlas' Share Price Performance

Share Price Performance Since IPO


Atlas
S&P 500 (1)
$30
$25
$20
$15
$10
$5
$14.00
52 Week High (02/23/23): $19.68
52 Week Low (10/25/23): $5.14
+16%
(49%) (vs. IPO price)
(57%) (vs. Day 1 close)
$7.09
A
B
C
D
E
F
G
H
I
J
K
L
M
N
Apr-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23
Jan-24

Since Project Apex (11/3/23) (2)	
High Share Price	$8.41
Low Share Price	5.98
Average Share Price	7.53

Public Market Events

- **A** 23-Apr-21: Pricing of IPO at $14.00 per share (closed day 1 at $16.40)
- **B** 12-Aug-21: Reported Q2 '21 Earnings
- **C** 14-Sep-21: Sizewise Rentals acq. announced
- **D** 9-Nov-21: Reported Q3 '21 Earnings
- **E** 8-Mar-22: Reported Q4 '21 Earnings
- **F** 10-May-22: Reported Q1 '22 Earnings
- **G** 9-Aug-22: Reported Q2 '22 Earnings
- **H** 10-Nov-22: Reported Q3 '22 Earnings
- **I** 9-Jan-23: Tom Boehning announced CEO
- **J** 7-Mar-23: Reported Q4 '22 Earnings
- **K** 9-May-23: Reported Q1 '23 Earnings
- **L** 8-Aug-23: Reported Q2 '23 Earnings; Reduced 2023E Adj. EBITDA guidance range from $295-305mm to $260-270mm
- **M** 2-Oct-23: Tom Leonard returns as CEO following departure of Tom Boehning
- **N** 7-Nov-23: Reported Q3 '23 Earnings; Reaffirmed 2023E guidance

○ Earnings ○ Other Corp. Event

Source: Company filings and Factset as of January 31, 2024.
(1) S&P 500 indexed to Atlas share price of $14.00 as of IPO on April 23, 2021.
(2) Reflects Atlas closing price as of November 3, 2023 (close prior to end of negotiations).

CENTERVIEW PARTNERS 7

Privileged & Confidential | Prepared at the Request of Counsel

C Preliminary Perspectives on Value

- Preliminary Working Draft -

Atlas Wall Street Consensus Beat / (Miss) History

In November 2023, during Q3 earnings, Atlas reaffirmed its 2023 outlook for both Revenue and Adj. EBITDA

Quarterly Results
% Beat / (Miss) vs. Wall Street Consensus

Revenue



Latest quarter per Management
$235
$251
$262
$290
$294
$274
$271
$282
$300
$291
$292
$292
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
FY'21
FY'22
FY'23

Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23
+1%	+4%	+9%	+8%	+0%	(5%)	(0%)	+2%	+4%	+2%	+4%	+0%(1)

Adjusted EBITDA



Latest quarter per Management
$86
$78
$82
$85
$89
$70
$66
$71
$72
$66
$62
$67
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
FY'21
FY'22
FY'23

Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23
+3%	+18%	+37%	+40%	+14%	(5%)	+1%	+3%	(1%)	(8%)	+5%	+5%(1)

Full-Year Guidance Evolution



2021 Guidance
Actual: $1,039mm
2022 Guidance
Actual: $1,121mm
2023 Guidance
$975
$950
$980
$965
$1,020
$1,010
$1,190
$1,160
$1,190
$1,160
$1,190
$1,160
$1,120
$1,110
$1,190
$1,160
$1,190
$1,160
$1,190
$1,160
$1,190
$1,160
Consensus: $1,176
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3
FY'21
FY'22
FY'23

1-Day Share Price Reaction

Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23
+3%	(8%)	(3%)	+0%	(1%)	(7%)	(3%)	(7%)	(3%)	(28%)	+13%



2021 Guidance
Actual: $331mm
2022 Guidance
Actual: $297mm
2023 Guidance
See next page for detailed bridge
$285
$275
$290
$280
$310
$300
$315
$305
$315
$305
$315
$305
$300
$290
$305
$295
$305
$295
$270
$260
$270
$260
Consensus: $263
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3
FY'21
FY'22
FY'23

Reported Adj. EBITDA Margin

Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23
37%	31%	31%	29%	30%	25%	25%	25%	24%	23%	21%

Source: Company filings, Wall Street research and Factset as of January 31, 2024.
Note: U.S. Dollars in millions.
(1) Reflect % beat / (miss) vs. Q4'23 Wall Street consensus estimates as of January 31, 2024.

Centerview Partners 8

Privileged & Confidential | Prepared at the Request of Counsel

C Preliminary Perspectives on Value

- Preliminary Working Draft -

Atlas Management Plan Adjusted EBITDA Bridge ('22A – '23A)

'22A – '23A Adjusted EBITDA Bridge


$297
+$14
($47)
+$16
($12)
Consensus: $263
$267
'22A Adjusted EBITDA
Revenue Growth
Gross Margin
Operating Leverage
Other(1)
'23A Adjusted EBITDA

Adjusted EBITDA Margin Impact

26.5%		(403bps)	+133bps	(103bps)	22.7%

Adj. EBITDA Margins
'20A: 30.3%
'21A: 31.8%

Commentary

"We are taking a more conservative view on the balance of the year for our earnings. **This decline will also be reflected in our adjusted EBITDA margins, which we expect to remain at lower relative levels as a result of the more muted profitability from the current mix.** *[…] As our mix evolves and we start to see the benefits from the larger contracts materialize and peak need rental stabilizing at more normalized post-COVID levels, we expect* **our longer-term margins will stabilize, but will likely remain below our historical levels"**

Jim Pekarek, Chief Financial Officer (8/8/2023)

"The company projects LT margins to eventually stabilize, but warns that they will not reach pre-COVID levels. *Mgmt also pointed out a* **re-baselining of the utilization of their peak need** *rental equipment fleet, and as of post-2023 flu season,* **placements have been underwhelming compared to the previous year"**

Jefferies *(9/25/2023)*

Source: Company filings, Wall Street research and Atlas Management Plan shared on January 31, 2024.
Note: Dollars in millions.
(1) Reflects impact from change in depreciation & amortization, non-cash share-based compensation and other.

CENTERVIEW PARTNERS 9

Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft— C Atlas Wall Street Consensus Estimates Over Time Revenue ($bn) Adj. EBITDA ($mm) Adj. EBITDA Margin (%) $2.00 $500 40% Change from initial estimate to Change from initial estimate to Change from initial estimate to actual / current consensus estimate actual / current consensus estimate actual / current consensus estimate 2022 +$0.08 2022 +$17 2022 (33bps) 2023 +$0.03 2023 ($43) 2023 (423bps) $1.70 2024 ($0.16) $425 2024 ($96) 2024 (433bps) 35% 2025 ($0.03) 2025 ($55) 2025 (372bps) 32% $370 $1.40 $1.39 $350 $342 30% $1.33 $1.30 $331 $1.23 $306 27% 26%  $1.18 27% $1.15 $287 27% $280 26% $1.12 $297 $274 $1.10 $275 25% $1.04 $1.04 $263 22% 22% 22% $0.80 $200 20% May-21 Jan-22 Sep-22 May-23 Jan-24 May-21 Jan-22 Sep-22 May-23 Jan-24 May-21 Jan-22 Sep-22 May-23 Jan-24 2021 Actual 2022 Actual 2022 2023E 2024E 2025E 10 Source: FactSet as of January 31, 2024. Privileged & Confidential | Prepared at the Request of Counsel Note: Estimates first available as of May 14, 2021.

C Preliminary Perspectives on Value

- Preliminary Working Draft -

Analyst Reaction to Q3 Earnings Announcement

Positive share price reaction; however, broker sentiment remains mixed

Positive Share Price Reaction
(Since Atlas' Q3 Earnings Release)


Atlas
S&P 500 (1)
$10
$8
$6.11
$6
$4
$7.09
+16.0%
+10.7%
Nov-23
Dec-23
Jan-24

Share Price Reaction	Atlas	S&P 500
1-Day	+12.9%	+0.1%
5-Day	+28.2%	+2.7%

Broker Estimate Changes (2)

Median Price Target	Pre-Earnings	Post Earnings
	$10.50	$8.00

Revenue ($bn)


$1.17 $1.18
$1.24 $1.23
$1.32 $1.30
FY'23E
FY'24E
FY'25E

Adj. EBITDA ($mm)


$263 $263
$276 $272
$301 $287
FY'23E
FY'24E
FY'25E

Analyst Sentiment

"We believe the current valuation does not give Atlas credit for the potential growth the company could capture in the healthcare market"

CRAIG-HALLUM (Jan. 2024)

"We walked away pleased to hear mgmt.'s new focus on shifting the business away from an over-reliance on PNR and building a more diversified business mix"

Jefferies (Nov. 2023)

"2023 was heavily impacted by the reduced HHS contract renewal and new contract margin drag. We foresee improving optics as costs dissipate in 2024."

UBS (Nov. 2023)

"All in all, we remain on the sidelines given bleak fundamental outlook and several overhangs – plus a lack of near-term catalysts – that make any sort of near-term re-rating improbable"

RAYMOND JAMES (Nov. 2023)

"We are maintaining our adj EBITDA estimates […] given our higher confidence in the estimates. However, we maintain our Underperform rating as we have low visibility into when core growth will reaccelerate."

BofA SECURITIES (Nov. 2023)

Source: Wall Street research and Factset as of January 31, 2024.
Note: U.S. Dollars in millions. Consensus reflects median of available estimates.
(1) S&P 500 indexed to Atlas share price as of November 7, 2023.
(2) Pre-earnings estimates reflect median consensus figures as of November 6, 2023. Post-Earnings estimates reflect median consensus figures as of November 21, 2023 (10-trading days post earnings).

CENTERVIEW PARTNERS 11

Privileged & Confidential | Prepared at the Request of Counsel

C Preliminary Perspectives on Value

- Preliminary Working Draft -

Atlas Management Plan Assumptions

Preparation	▪ Atlas Management created the Atlas Management Plan ('24E – '28E estimates) as part of its regular way monthly forecasting cycle ▪ The Atlas Management Plan was developed and informed by input from various functional areas ▪ Atlas Management Plan excludes impact from future M&A, reflecting an organic growth outlook ▪ Atlas Management Plan is materially unchanged vs. version reviewed by the Special Committee in October / November 2023
Revenues	▪ Growth outlook reflects internal realignment to focus on better managing existing customer base and existing growth prospects ▪ Revenue outlook forecasted by business segment and expectations for growth within each: – ***Equipment Solutions*** growth driven by overall market growth and expected share gains in the rental market, with peak need remaining strong following utilization re-baselining post COVID • Long-term expectation of mid-single digit growth – ***Clinical Engineering*** growth driven by supplemental offerings within current customer base and from new logos • Long-term expectation of mid-to-high single digit growth – ***On-Site Managed Services*** is undergoing internal realignment and is expected to contribute negative growth in the near-term; drag partially driven by expected mix shift within the HHS contract towards clinical engineering (~$7-10mm) • Segment expected to return to low-to-mid single digit growth in 2025 and mid single digit growth thereafter
Cost Structure	▪ Margin improvement driven by realignment of business mix and focus on areas that can leverage and improve the account management function ▪ COGS as a percentage of sales increased in 2023 driven primarily by lower mix of peak need rental placements, higher cost to onboard new business and factors related to the HHS agreement – Improvement in outer years forecasted as 2023 headwinds dissipate / normalize ▪ SG&A forecasted at WholeCo level (i.e., not by business segment) and assumes operating leverage given limited additional resources required to service revenue growth
Cash Flow Items	▪ Change in net working capital forecasted to grow in line with sales; 2023/2024 trends driven by performance compensation and employee bonus impact ▪ Depreciation and amortization based on Management schedule and related to customer contracts ▪ Normalized management tax rate of ~29% (State and Local) going forward

Source: Atlas Management Plan shared on January 31, 2024.

CENTERVIEW PARTNERS 12

Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft— C Atlas Management Plan As provided by Atlas Management on January 31, 2024 Atlas Management Plan Fiscal Year Ending December 31, CAGR 2023A 2024E 2025E 2026E 2027E 2028E ‘24E-‘28E Equipment Solutions $460 $483 $513 $547 $583 $621 6.5% Clinical Engineering 459 482 511 547 585 626 6.8% On-Site Managed Services 256 244 251 264 277 291 4.5% Total Revenue $1,175 $1,209 $1,275 $1,357 $1,445 $1,538 6.2% % YoY Growth 4.8% 2.9% 5.5% 6.4% 6.5% 6.4% Cost of Sales (770) (773) (811) (863) (918) (978) 6.1% % of Sales (65.6%) (63.9%) (63.6%) (63.6%) (63.5%) (63.6%) Sales, General & Administrative Expenses (340) (347) (351) (354) (358) (360) 1.0% % of Sales (28.9%) (28.7%) (27.5%) (26.1%) (24.8%) (23.4%) Operating Income $64 $89 $114 $140 $169 $200 22.4% (+): Depreciation & Amortization 169 155 156 153 150 147 (+): Share-Based Compensation 20 22 21 22 23 24 (+): Management and Other 13 3 3 3 3 3 Adjusted EBITDA $267 $269 $293 $318 $345 $373 8.6% % Margin 22.7% 22.2% 23.0% 23.4% 23.9% 24.3% Memo: Select Cash Flow Items Change in NWC & Other (16) (11) (20) (22) (23) (25) Capital Expenditures (82) (90) (101) (108) (111) (116) 13 Source: Company filings and Atlas Management Plan shared on January 31, 2024. Privileged & Confidential | Prepared at the Request of Counsel Note: Dollars in millions.

- Preliminary Working Draft— C Comparison of Atlas Management Plans (Nov-23 vs. Jan-24) Annual Financial Forecast Comparison ($ in Millions) FY’24-28E CAGR $1,542 $1,538 $1,450 $1,445 $1,362 $1,357 +6bps $1,215 $1,280 $1,275 $1,180 $1,175 $1,209 6.1% 6.2% Revenue (%â^†) FY’23(E/A) FY’24E FY’25E FY’26E FY’27E FY’28E (0.5%) (0.5%) (0.4%) (0.4%) (0.3%) (0.3%) Nov-23 Jan-24 +9bps 8.5% 8.6% $378 $373 $349 $345 $323 $318 $298 $293 $270 $267 $273 $269 Adjusted EBITDA (%â^†) FY’23(E/A) FY’24E FY’25E FY’26E FY’27E FY’28E (1.2%) (1.6%) (1.5%) (1.5%) (1.4%) (1.3%) Nov-23 Jan-24 November 3, 2023 Atlas Management Plan January 31, 2024 Atlas Management Plan 14 Source: Atlas Management Plans as of November 3, 2023 and January 31, 2024. Privileged & Confidential | Prepared at the Request of Counsel Note: Dollars in millions.

- Preliminary Working Draft— C Atlas Management Plan vs. Wall Street Consensus Through 2025 Comparison of Wall Street Consensus estimates vs. Atlas Management Plan; limited consensus estimates post-’25E Atlas Management Plan vs. Wall Street Consensus Estimates Revenue Adjusted EBITDA High Estimate Median Estimate Low Estimate Atlas Management Plan Guidance $260—$270 Guidance $1,160—$1,190 $298 $1,313 $279 $266 $1,237 $1,179 $1,281 $219 $1,220 $232 $231 $1,300 $287 $293 $1,168 $1,230 $1,275 $263 $267 $274 $269 $1,209 $1,176 $1,175 FY23E/A FY24E FY25E FY23E/A FY24E FY25E Revenue Growth(1) Adj. EBITDA Margin(1) 4.9% / 4.8% 4.6% / 2.9% 5.7% / 5.5% 22.4% / 22.7% 22.3% / 22.2% 22.0% / 23.0% Atlas Management Plan vs. Median Consensus Estimate Atlas Management Plan vs. Median Consensus Estimate ($1) / (0.1%) ($21) / (1.7%) ($25) / (0.3%) +$4 / +0.3% ($5) / (0.0%) +$7 / +0.9% 15 Source: Company filings, Atlas Management Plan shared on January 31, 2024, Wall Street research and FactSet as of January 31, 2024. Privileged & Confidential | Prepared at the Request of Counsel (1) Reflects broker medians based on available broker research / management figures.

- Preliminary Working Draft— C Atlas Illustrative Future Share Price Analysis Reflects Atlas Management Plan shared January 31, 2024 Future Share Price (Nominal) Future Share Price (PresentValue) ~7.6x NTM Adj. EBITDA (Current Atlas Management Plan Multiple) 8.5x NTM Adj. EBITDA (~+0.9x vs. Current Atlas Management Plan Multiple) 10.0x NTM Adj. EBITDA (~+2.4x vs. Current Atlas Management Plan Multiple) CAGR $25 $25 Discounted at cost of equity of 12.3% At 10.0x $20 +30% $20 $18 $20 At 8.5x $16 $15 +23% $15 $14 $13 At ~7.6x $15 $12 $12 $13 $12 +19% $12 $10 $14 $10 $10 $9 $10 $10 $12 $10 $7 $10 $7 $8 $8 $9 $8 $8 $5 $5 – – Current YE’24 YE’25 YE’26 YE’27 Current YE’24 YE’25 YE’26 YE’27 Memo: Memo: NTM Adj. EBITDA $293 $318 $345 $373 NTM Adj. EBITDA $293 $318 $345 $373 Net Debt ($bn) $1.1 $1.0 $1.0 $0.9 Net Debt ($bn) $1.1 $1.0 $1.0 $0.9 Source: Atlas Management Plan shared on January 31, 2024. Note: Dollars in billions. Reflects valuation as of January 31, 2024. Analysis assumes latest share count, RSUs and options 16 held constant in projection period as of December 31, 2023. Debt, cash and non-controlling interest based on year- Privileged & Confidential | Prepared at the Request of Counsel end balance per Atlas Management Plan.

- Preliminary Working Draft— C Atlas Illustrative Future Share Price Sensitivity Reflects Atlas Management Plan shared January 31, 2024 YE 2024 Future Share Price (Nominal) YE 2024 Future Share Price (Present Value) Management Plan + /—% Management Plan + /—% EV / NTM Adj. EBITDA (10.0%) – +10.0% EV / NTM Adj. EBITDA (10.0%) – +10.0% 7.6x $7 $8 $10 7.6x $6 $8 $9 8.5x 8 10 12 8.5x 8 9 11 10.0x 11 13 15 10.0x 10 12 14 NTM Adj. EBITDA ($mm) $264 $293 $323 YE 2025 Future Share Price (Nominal) YE 2025 Future Share Price (Present Value) Management Plan + /—% Management Plan + /—% EV / NTM Adj. EBITDA (10.0%) – +10.0% EV / NTM Adj. EBITDA (10.0%) – +10.0% 7.6x $8 $10 $12 7.6x $7 $8 $9 8.5x 10 12 14 8.5x 8 10 11 10.0x 13 15 18 10.0x 10 12 14 NTM Adj. EBITDA ($mm) $286 $318 $350 Source: Atlas Management Plan shared on January 31, 2024. Note: Dollars in millions, except per share amounts. Reflects valuation as of January 31, 2024. Analysis assumes latest share 17 count, RSUs and options held constant in projection period as of December 31, 2023. Debt, cash and non-controlling Privileged & Confidential | Prepared at the Request of Counsel interest based on year-end balance per Atlas Management Plan.

- Preliminary Working Draft— C Valuation – Based on Management Forecast Valuation Methodology Implied Share Price Current Share Price: $7.09 1/26 Teton Offer: $9.00 Selected EV / 2024E EBITDA: 7.5x—10.0x Trading $6.70 $11.45 Management 2024E EBITDA: $269 Statistics Discounted Cash WACC: 10.00%—11.25% $8.50 $13.70 Flow Analysis Exit NTM Multiple: 7.5x—10.0x Wall Street High: Craig-Hallum Analyst $6.25 $23.00 Reference Low: Bank of America Price Targets For  52-Week Trading 52 Week Closing Price Range Range (Low—High) $5.15 $19.70 $0 $5 $10 $15 $20 $25 18 Source: Company filings, Atlas Management Plan and FactSet as of January 31, 2024. Privileged & Confidential | Prepared at the Request of Counsel Note: Share prices rounded to the nearest $0.05.

- Preliminary Working Draft— C Atlas Analysis At Various Prices Teton’s 1/26 (2) Teton Current 11/3/23 Proposal Proposal Share Price $7.09 $9.00 $9.50 $10.00 $10.50 $11.00 $6.01 $10.00 Implied Premium to Current 27% 34% 41% 48% 55% 66% % Premium / (Discount) to: 30-Day VWAP $7.53 +20% +26% +33% +39% +46% $5.68 +76% 60-Day VWAP 7.45 +21% +27% +34% +41% +48% 7.78 +28% 90-Day VWAP 6.76 +33% +41% +48% +55% +63% 9.01 +11% (1) 52-Week High (02/23/23) 19.68 (54%) (52%) (49%) (47%) (44%) 19.72 (49%) 52-Week Low (10/25/23) (1) 5.14 +75% +85% +95% +104% +114% 5.14 +95% Fully Diluted Shares Outstanding 139.8 140.3 140.4 140.5 140.6 140.7 139.2 140.4 Implied Equity Value $991 $1,262 $1,334 $1,405 $1,476 $1,548 $837 $1,404 Plus: Debt & NCI 1,100 1,100 Less: Cash (20) (30) Implied Enterprise Value ($mm) $2,071 $2,342 $2,413 $2,485 $2,556 $2,627 $1,906 $2,474 Wall Street Wall Street Implied EV / Adj. EBITDA Consensus ($mm) Consensus ($mm) NTM $275 7.5x 8.5x 8.8x 9.0x 9.3x 9.5x $274 7.0x 9.0x 2024E 274 7.6x 8.5x 8.8x 9.1x 9.3x 9.6x 276 6.9x 9.0x 2024E (ex-SBC) 252 8.2x 9.3x 9.6x 9.9x 10.1x 10.4x 253 7.5x 9.8x Implied EV / Adj. EBITDA Atlas Mgmt. Plan ($mm) Atlas Mgmt. Plan ($mm) NTM $271 7.6x 8.6x 8.9x 9.2x 9.4x 9.7x $273 7.0x 9.1x 2024E 269 7.7x 8.7x 9.0x 9.2x 9.5x 9.8x 273 7.0x 9.0x 2024E (ex-SBC) 247 8.4x 9.5x 9.8x 10.0x 10.3x 10.6x 252 7.6x 9.8x Source: Company filings, Atlas Management Plan, Wall Street research, Bloomberg and FactSet as of January 31, 2024. Note: Dollars in millions, except per share figures. Consensus figures reflect median of Wall Street research. Debt, non-controlling interest and cash as of 19 December 31, 2023. Diluted shares outstanding as of December 31, 2023. (1) 52-week high and low based on highest closing price and lowest closing price. (2) Reflects Atlas closing price as of November 3, 2023 (close prior to end of negotiations). Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft— C Selected Public Companies Analysis Current vs. Market Enterprise ‘23E-‘25E CAGR ‘24E EBITDA ‘24E FCF EV / EBITDA Company 52-Wk High 52-Wk Low Cap Value Revenue EBITDA Margin Margin (1) NTM 2024E (6%) +24% $21.7 $25.0 7% 9% 29% 22% 15.0x 15.0x (23%) +18% 4.2 6.3 6% 8% 51% 37% 11.3x 11.4x (14%) +23% 4.5 5.8 2% 11% 18% 13% 11.4x 11.5x (36%) +14% 2.7 2.4 0% (8%) 32% 25% 5.4x 5.7x (44%) +12% 0.8 1.3 3% 3% 10% 9% 6.0x 6.0x (40%) +5% 0.7 0.6 3% 3% 6% 6% 6.0x 6.0x Peer Median (30%) +16% $3.5 $4.1 3% 6% 24% 18% 8.6x 8.7x Peer Average (27%) +16% $5.8 $6.9 4% 4% 24% 19% 9.2x 9.3x Atlas Wall Street (64%) +38% $1.0 $2.1 5% 4% 22% 15% 7.5x 7.6x Consensus Atlas (64%) +38% $1.0 $2.1 4% 5% 22% 15% 7.6x 7.7x Management Plan Source: Company filings, Atlas Management Plan, Wall Street research and FactSet as of January 31, 2024. 20 Note: EBITDA unburdened by stock-based compensation. Estimates reflect calendar year ending December 31. (1) Reflects Adj. EBITDA less capex divided by revenue. Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft— C Discounted Cash Flow Analysis Reflects Atlas Management Plan Fiscal Year Ending December 31, Terminal ‘24E-‘28E 2024E 2025E 2026E 2027E 2028E Year CAGR Revenue $1,209 $1,275 $1,357 $1,445 $1,538 $1,637 6% % Growth 3% 5% 6% 6% 6% Adj. EBITDA $269 $293 $318 $345 $373 $405 9% (Less): D&A (155) (156) (153) (150) (147) (Less): SBC (22) (21) (22) (23) (24) (Less): Management & Other (3) (3) (3) (3) (3) EBIT $89 $114 $140 $169 $200 (Less): Taxes (1) (26) (33) (41) (49) (58) NOPAT $63 $81 $100 $120 $142 Add: D&A 155 156 153 150 147 (Less): CapEx (90) (101) (108) (111) (116) (Less): â^† NWC & Other (11) (20) (22) (23) (25) UFCF $117 $116 $123 $136 $148 % Growth 2% (1%) 6% 10% 9% Implied Enterprise Value ($bn) Implied Share Price Implied PGR NTM EBITDA Terminal Multiple NTM EBITDA Terminal Multiple NTM EBITDA Terminal Multiple WACC 7.50x 8.75x 10.00x 7.50x 8.75x 10.00x 7.50x 8.75x 10.00x 10.00% $2.4 $2.7 $3.0 $9.30 $11.50 $13.70 4.9% 5.6% 6.1% 10.63% 2.3 2.6 2.9 8.90 11.05 13.15 5.4% 6.2% 6.7% 11.25% 2.3 2.6 2.9 8.50 10.55 12.65 6.0% 6.7% 7.3% Excludes Present Value of Tax Attributes of ~$0.02 (2) per share Source: Company filings and Atlas Management Plan shared on January 31, 2024. Note: Analysis assumes Atlas valuation, debt, non-controlling interest and cash as of December 31, 2023. Diluted shares outstanding as of December 31, 2023. 21 Dollars in millions, except for per share amounts. Share prices rounded to nearest $0.05. See appendix for tax impact analysis / treatment. (1) Tax rate of 29% per Atlas Management. (2) Atlas’ tax receivable agreement analyzed separately. Discount rate used to value tax attributes is equal to pre-tax cost of debt. Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft— C Illustrative WACC Analysis Selected Public Companies Illustrative WACC Analysis Beta Market Debt Debt / Risk-Free Rate(3) 4.3% (2) Unlevered Beta(4) 0.79 Company Levered(1) Unlevered Cap ($bn) ($bn) Equity Debt / Equity(5) 22.7% STERIS 1.07 0.95 $21.7 $3.5 15.9% (6) Levered Beta 0.92 Stericycle 1.02 0.83 4.5 1.3 29.4% Historical Risk Premium(7) 7.2% Sotera 1.71 1.19 4.2 2.3 55.3% (8) Size Premium 1.4% Premier 0.72 0.68 2.7 0.2 6.8% Cost of Equity 12.3% Pediatrix 0.86 0.52 0.8 0.6 80.9% (9) Pre-Tax Cost of Debt 6.2% HCSG 0.79 0.75 0.7 0.0 6.3% Tax Rate(10) 29.0% After-Tax Cost of Debt 4.4% Median 0.94 0.79 $3.5 $1.0 22.7% WACC(11) 10.8% Average 1.03 0.82 5.8 1.3 32.4% Debt / Total Capitalization 18.5% Atlas 0.98 0.55 $1.0 $1.1 111.0% Equity / Total Capitalization 81.5% Illustrative WACC Sensitivity Analysis Debt / Debt / Unlevered Beta Cap Equity 0.70 0.75 0.80 0.85 16.7% 20.0% 10.3% 10.6% 10.9% 11.3% 23.1% 30.0% 10.1% 10.4% 10.8% 11.1% 28.6% 40.0% 9.9% 10.3% 10.6% 10.9% Source: Bloomberg, Duff & Phelps, Public filings and FactSet as of January 31, 2024. Note: Ordered by market cap. (1) Represents 2 year weekly historical adjusted beta vs. local market index. (2) Unlevered Beta = Levered Beta / (1+(1 – Tax Rate) * (Debt / Equity)). (3) Reflects current U.S. 20-year treasury rate. (4) Reflects median of unlevered betas of comparable group. (5) Reflects median debt / equity of comparable group. (6) Reflects levering of the median unlevered beta of the peers at target debt / equity. Levered Beta = (Unlevered Beta) * (1+(1 – Tax Rate) * (Debt / Equity)). (7) Long-horizon expected equity risk premium per Duff & Phelps 2022 Yearbook. (8) Based on historical size premium for companies between $789mm – 22 $1,389mmmarket capitalizations per Duff & Phelps 2022 Yearbook. (9) Assumes illustrative cost of debt based on current ICE BofA BB US High Yield Index Effective Yield. (10) Assumes Company long-term tax rate. (11) WACC equals ((Debt / Capitalization * (Cost of Debt * (1 – Tax Rate))) + (Equity / Capitalization * Levered Cost of Equity)). Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft— D Potential Next Steps For Project Apex ? Align with Special Committee on response and next steps ? Set up meeting with Teton to discuss Special Committee’s feedback ? Update Special Committee based on initial discussion with Teton ? Continually update Special Committee as discussions progress 23 Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft— Appendix Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft— Atlas Trading Multiples Over Time EV / NTM Wall Street Consensus Adjusted EBITDA Multiple Since IPO(1) Average EV / Adjusted NTM EBITDA Multiple 20.0x Since Q2’23 L6M L1Y L2Y Since IPO Atlas 7.6x 7.8x 9.5x 10.4x 10.8x 18.0x Peer Median 8.9x 9.0x 10.0x 11.0x 11.4x S&P 500 13.0x 13.0x 12.9x 12.5x 12.8x 16.0x 15.9x 14.0x 14.6x  13.7x 12.0x 10.5x 10.0x 8.6x 8.0x 7.5x 6.0x 4.0x 2.0x 0.0x May-21 Aug-21 Nov-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Oct-23 Jan-24 Atlas Peer Median(2) S&P 500 Source: FactSet as of January 31, 2024. Note: Estimates first available as of May 14, 2021. 25 (1) Analysis based on FactSet estimates only as of January 31, 2024. Privileged & Confidential | Prepared at the Request of Counsel (2) Peers include Steris, Sotera Health, Stericycle, Premier, Pediatrix Medical Group, and Healthcare Services Group.

- Preliminary Working Draft— Illustrative Tax Impact Analysis ? TRA related to historical net operating losses (“NOLs”) was established in connection with sale to Teton in 2019 ? As part of the TRA, Atlas pays out 85% of annual tax savings ? Atlas Management has provided expected TRA outflows in 2024 – 2025 which represent the remainder of the potential tax benefit Net Present Valueof TRA Payments NPV of TRA Payments Sensitivity Benchmark Discount Rate NPV 20-Year US Treasury Rate 4.3% ($14) Cost of Debt (Pre-Tax) 6.2% (14) Atlas WACC 10.8% (14) Fiscal Year Ending December 31, 2024E 2025E 2026E 2027E 2028E Estimated Tax Shield from NOLs $13 $4 -——- % Paid Out 85% 85% 85% 85% 85% TRA Payments ($11) ($4) -——- Discounted Tax Shield (@ Cost of Debt) $13 $4 -——-Discounted TRA Payments (@ Cost of Debt) ($11) ($3) -——- NPV of Tax Shield $16 NPV of TRA Payments ($14) Net Tax Benefit $2 Source: Atlas Management Plan and Factset as of January 31, 2024. 26 Note: Dollars in millions. Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft— Atlas Analyst Price Targets Valuation Broker Report Date Price Target Method Metric 1/4/24 $23.00 DCF DCF (9.5% WACC, 3% PGR) 11/12/23 $10.50 EV / EBITDA 9.5x 2024E EBITDA 12/17/23 $10.00 EV / EBITDA 8x STM EBITDA 12/4/23 $8.00 EV / EBITDA 8x 2024E EBITDA 11/12/23 $7.50 EV / EBITDA Source unavailable 11/8/23 $6.25 EV / EBITDA ~6.9x 2024E EBITDA Median: $9.00 Buy Hold Sell 27 ce: Wall Street research and Bloomberg as of January 31, 2024. Privileged & Confidential | Prepared at the Request of Counsel Note: Raymond James suspended price target post Q2 2023 earnings.

- Preliminary Working Draft— Illustrative Universe Of Potential Strategic Parties Sorted by enterprisevalue Hospital Outsourcers Distributors OEMs Other $188bn $1.7tn $517bn(2) $53bn $34bn(1) $71bn $137bn $191bn $24bn $22bn $19bn $49bn $42bn $30bn $26bn $30bn Private Private Private $28bn $25bn Source: Wall Street research and Factset as of January 31, 2024. 28 (1) Reflects enterprise value at time of acquisition. Privileged & Confidential | Prepared at the Request of Counsel (2) Reflects WholeCo enterprise value.

- Preliminary Working Draft— Illustrative Universe Of Financial Sponsor Counterparty Overview General Partners Limited Partners Private Equity Funds Sovereign Wealth Funds Sorted Alphabetically Canadian Pension Funds Sorted Alphabetically 29 Privileged & Confidential | Prepared at the Request of Counsel

- Preliminary Working Draft— Public Float vs. Selected Public Companies Shareholder Ownership Mix 25% 36% 4% 3% 99% 99% 99% 98% 98% Teton and Warburg associates Pincus & GTCR 70% 61% 1% 1% 2% 1% 2% Atlas Sponsor(1) Management and Other Insiders(2) Public Float Source: Public filings and Factset as of January 31, 2024. 30 (1) Reflects sponsor-owned shares divided by fully diluted shares. Privileged & Confidential | Prepared at the Request of Counsel (2) Reflects Board and Executive Officer owned shares per latest proxy filing divided by fully diluted shares.